As filed with the Securities and Exchange Commission on May 17, 2012.

Registration No. 333-179004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-4

REGISTRATION STATEMENT

Under The Securities Act of 1933

E-HOUSE (CHINA) HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

N/A

(Translation of registrant name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6531 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

17/F, Merchandise Harvest Building (East)

No. 333 North Chengdu Road

Shanghai 200041

People’s Republic of China

Tel: +86 21 6133-0808

Facsimile: +86 21 6133 0707

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Z. Julie Gao, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
c/o 42/F, Edinburgh Tower, The Landmark
15 Queen’s Road, Central
Hong Kong
Phone: +852 3740 4700
Facsimile: +852 3740 4727

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

PART II

EXPLANATORY NOTE

On April 20, 2012, E-House (China) Holdings Limited (“E-House”) completed the previously announced merger (the “Merger”) of CRIC (China) Holdings Limited (“Merger Sub”), a wholly owned subsidiary of E-House, with and into China Real Estate Information Corporation (“CRIC”) pursuant to the agreement and plan of merger (the “Merger Agreement”), dated December 28, 2011, by and among E-House, Merger Sub and CRIC and the plan of merger by and among E-House, Merger Sub and CRIC (the “Plan of Merger”).

As a result of the consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger, E-House has terminated the offering of its ordinary shares, par value $0.001 per share (the “E-House shares”), pursuant to the registration statement on Form F-4 (File No. 333-179004) (the “Registration Statement”), under which E-House registered 43,268,099 E-House shares to be issued in connection with the Merger.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, E-House is filing this post-effective amendment No. 1 to the Registration Statement to deregister 4,482,511 E-House shares that remain unissued under the Registration Statement as of the date of this post-effective amendment No. 1 to the Registration Statement.

Item 21.    Exhibits and Financial Statement Schedules

(a)  Exhibits

24.1    Powers of Attorney, incorporated herein by reference to Exhibit 24.1 of E-House’s registration statement on Form F-4, filed with the Securities and Exchange Commission on January 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shanghai, People’s Republic of China, on May 17, 2012.

E-House (China) Holdings Limited

By:	/s/ Xin Zhou
	Name:	Xin Zhou
	Title:	Co-Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xin Zhou	Co-Chairman and Chief Executive Officer (principal executive officer)	May 17, 2012
Xin Zhou

/s/ Bin Laurence	Chief Financial Officer (principal financial and accounting officer)	May 17, 2012
Bin Laurence

/s/ Charles Chao	Co-Chairman	May 17, 2012
Charles Chao

*	Director	May 17, 2012
Neil Nanpeng Shen

*	Director	May 17, 2012
Canhao Huang

*	Director	May 17, 2012
Bing Xiang

*	Director	May 17, 2012
Hongchao Zhu

*	Director	May 17, 2012
Jeffrey Zhijie Zeng

/s/ Fan Bao	Director	May 17, 2012
Fan Bao

Signature	Title	Date

*	Director	May 17, 2012
Yunchang Gu

*By:	/s/ Xin Zhou
Name:	Xin Zhou, Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of E-House (China) Holdings Limited, has signed this registration statement or amendment thereto in New York, on May 17, 2012.

Authorized U.S. Representative

By:	/s/ Kate Ledyard
Name:	Kate Ledyard, on behalf of Law Debenture Corporate Services Inc.
Title:	Manager